UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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PROSPECT MEDICAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT

January 27, 2006

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of our Company, I cordially invite you to attend the 2006 Annual Meeting of Stockholders of Prospect Medical Holdings, Inc. to be held at 10:00 a.m. local time on March 22, 2006, at our corporate headquarters, 400 Corporate Pointe, Suite 525, Culver City, CA 90230.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Once that business has been concluded, there will be a report on the state of the Company and a brief question and answer session.

We sincerely hope you will be able to attend our 2006 Annual Meeting of Stockholders. However, whether or not you personally attend, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. Therefore, please take the time to vote by completing and mailing the enclosed proxy card to us.

Thank you for your continued support of Prospect Medical Holdings, Inc.

Sincerely yours,

Jacob Y. Terner, M.D.
Chairman of the Board, and Chief Executive Officer

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

The 2006 Annual Meeting of Stockholders of Prospect Medical Holdings, Inc. will be held at our corporate headquarters, 400 Corporate Pointe, Suite 525, Culver City, CA 90230, on March 22, 2006 at 10:00 a.m. (local time), for the following purposes:

(1)         To elect  directors to hold office until our next annual stockholders meeting,

(2)         To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for 2006, and

(3)         To transact such other business as may properly come before the meeting.

Our Board of Directors has set January 25, 2006 as the record date for the meeting. This means that holders of record of shares of our common stock at the close of business on that date are entitled to receive notice of, and to vote at, the meeting or any adjournment or postponement of the meeting. A complete list of stockholders as of the close of business on January 25, 2006 will be available for inspection by stockholders during normal business hours from February 21, 2006 through March 21, 2006, at our principal executive offices located at 400 Corporate Point Suite 525, Culver City, CA 90230. The list will also be available for inspection by stockholders at the meeting.

By Order of the Board of Directors,

Jacob Y. Terner, M.D.
Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the 2006 Annual Meeting of Stockholders of Prospect Medical Holdings, Inc. To avoid delay and additional expense, and to ensure your representation at the meeting, please vote as promptly as possible, regardless of whether you plan to attend the meeting. To vote, please mark, sign, date and mail the proxy card included with this proxy statement using the enclosed envelope, which requires no postage. If you attend the annual meeting in person, you may vote at the meeting even if you have previously returned a proxy or voted by telephone. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT

The Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf for use at the 2006 Annual Meeting of Stockholders of Prospect Medical Holdings, Inc., and at any adjournments or postponements of the meeting. The meeting will be held at our corporate headquarters, 400 Corporate Pointe, Suite 525, Culver City, CA 90230 on March 22, 2006, at 10:00 a.m. (local time). We expect to mail this proxy statement and the accompanying proxy card beginning on or about February 14, 2006 to stockholders of record as of January 25, 2006. In this proxy statement, we refer to Prospect Medical Holdings, Inc. as “Prospect,” the “Company,” “we,” “us” or “our.” We also refer to this proxy statement, the proxy card and our 2005 annual report to stockholders as the “proxy materials.”

The Board is asking you to vote your shares by completing, signing and returning the proxy card. If you attend the annual meeting in person, you may vote at the meeting even if you have previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Jacob Y. Terner, M.D., our Chairman and Chief Executive Officer, and Kenneth Schwartz, one of our independent directors, as proxies for the meeting. By completing, signing and returning the accompanying proxy card, you are authorizing Messrs. Terner and Schwartz to vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card before the meeting date just in case your plans change. You may vote at the meeting even if you have previously returned a proxy.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission, or SEC, require us to give you when we ask you to sign a proxy card designating Messrs. Terner and Schwartz as proxies to vote on your behalf.

What is in this proxy statement?

This proxy statement describes the proposals on which we would like you, as a stockholder, to vote at the annual meeting. It also gives you information on the proposals, as well as other information about us, so that you can make an informed decision.

What am I voting on?

We are asking you to vote on the following proposals:

•       To elect six directors to hold office until our next annual stockholders meeting,

•       To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for 2006.

The section appearing later in this proxy statement entitled “Proposals to Be Voted On” will give you more information on these proposals.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on January 25, 2006, which is the Record Date, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting. Each share is entitled to one vote on each of the proposals to be voted on at the annual meeting. There were approximately 6,876,328 shares of Prospect common stock outstanding on the Record Date.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

•       If your shares are registered in your name, you are a stockholder of record.

•       If your shares are in the name of your broker or bank, your shares are held in street name.

What different methods can I use to vote?

You may vote by mail.   You do this by completing and signing your proxy card and mailing it to our transfer agent, American Stock Transfer & Trust Company, using the prepaid and addressed envelope included with this proxy statement. If you mark your voting instructions on the proxy card, your shares will be voted:

•       as you instruct, and

•       at the discretion of Messrs. Terner and Schwartz, if a proposal properly comes up for a vote at the meeting that is not on the proxy card.

For your voting instructions to be effective, your proxy card must be received by Prospect’s transfer agent no later than the close of business on March 21, 2006.

You may vote in person at the meeting.   We will pass out written ballots to stockholders of record who want to vote in person at the meeting. However, if you hold your shares in street name, you must request a proxy from the person in whose name your shares are held, usually your stockbroker, to vote at the meeting.

If you hold your shares through a bank, broker or other holder of record, check the information provided by that entity to determine which voting options are available to you.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

What if I change my mind after I return my proxy card?

You may revoke your proxy card and change your vote by:

•       signing another proxy card with a later date and returning it before the polls close at the meeting, or

•       voting in person at the meeting.

However, if you hold your shares in street name, you must request a proxy from the person in whose name your shares are held, usually your stockbroker, to vote at the meeting.

Will my shares be voted if I do not return my proxy card?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority under American Stock Exchange, or AMEX, rules to vote customers’ unvoted shares on some “routine” matters. If you do not give instructions to your broker, your broker can vote your shares with respect to routine matters. Under these rules, all of the proposals described later under “Proposals to Be Voted On” are considered routine matters. On non-routine matters for which you do not give your broker instruction, the shares will be treated as broker non-votes.

If you do not return a proxy card to vote your shares, your brokerage firm may either:

•       vote your shares on routine matters, or

•       leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by returning your proxy card. This ensures that your shares will be voted at the meeting.

How many shares must be present to hold the meeting?

To hold the annual meeting and conduct business, a majority of Prospect’s outstanding shares as of the Record Date must be present at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the stockholder either:

•       is present and votes in person at the meeting, or

•       has properly submitted a proxy.

Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting.

What are my voting choices when voting for director nominees, and what vote is needed to elect directors?

In the vote to elect the six director nominees to hold office until our next annual stockholders meeting, you may:

•       vote in favor of all nominees,

•       vote to withhold votes as to all nominees, or

•       vote to withhold votes as to specific nominees.

The nominees receiving the highest number of votes for election will be elected as directors. This number is called a plurality.

What are my voting choices when voting on the proposal to ratify the selection by the Audit Committee of Ernst & Young LLP as Prospect’s independent auditors for 2006, and what vote is needed to approve this proposal?

In the vote on the ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for 2006, you may:

•       vote in favor of the ratification,

•       vote against the ratification, or

•       abstain from voting on the ratification.

The proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2006 will be approved if holders of a majority of the shares present at the meeting, in person or by proxy and entitled to vote on the matter, vote for approval. The Audit Committee of the Board of Directors in its discretion may appoint different independent auditors for 2006 at any time if it determines that doing so would be in the best interest of Prospect Medical Holdings and its stockholders.

What happens if a nominee is unable to stand for election?

The Board may reduce the number of nominees or select a substitute nominee. In the latter case, if you have completed, signed and returned your proxy card, Messrs. Terner and Schwartz can vote your shares for a substitute nominee. They cannot vote for more than six nominees.

How are withheld votes, abstentions and broker non-votes counted?

If you withhold your vote from any one or more of the director nominees, your shares will not be counted as casting votes for such nominees.

If you abstain from voting on the proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2006, it will have the same effect as a vote “against” the proposal.

Broker non-votes have no effect and will not be counted toward the vote total for any proposal.

What if I return my proxy without providing any voting instructions?

If you give your proxy without voting instructions, your shares will be counted as a vote for each director nominee and for each of the proposals described above.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the quarter ended March 31, 2006 or earlier on a Form 8-K. We will file the report no later than May 15, 2006 with the Securities and Exchange Commission, or SEC. You may obtain a copy of this report by contacting our Investor Relations, c/o Linda Hodges, at (310) 337-4170 or at an SEC public reference room. For the location of an SEC public reference room near you, please contact the SEC at (800) SEC-0330.

You can also get a copy of the Form 10-Q that will contain the voting results on the Internet at www.prospectmedicalholdings.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

How do I receive an annual report?

The Company hereby undertakes to provide without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2005, to each person to whom a copy of this proxy statement has been delivered. Any such request should be made in writing and addressed to Investor Relations, c/o Linda Hodges, Prospect Medical Holdings, Inc., 400 Corporate Pointe, Suite 525, Culver City, CA 90230. A copy of the Annual Report is also available on our web site at www.prospectmedicalholdings.com and on the SEC’s web site at www.sec.gov.

Do we have a policy about directors’ attendance at the annual meeting?

We do not have a policy about directors’ attendance at the annual stockholders meeting. We did not hold an annual stockholders meeting last year.

How are proxies solicited and what is the cost?

We pay all expenses incurred in connection with distributing and soliciting proxies. As part of this process, we reimburse brokers, nominees, fiduciaries and other custodians’ reasonable fees and expenses in forwarding proxy materials to stockholders. Our directors and employees may solicit proxies by mail, telephone or other means. Our directors and employees do not receive any additional compensation for these activities.

PROPOSALS TO BE VOTED ON

Proposal 1—Election of Directors

The Board of Directors consists of seven directors. Currently, there are six directors serving on the Board and one vacancy. The six current directors, who have all been nominated for reelection, are Jacob Y. Terner, MD, Catherine S. Dickson, David Levinsohn, Kenneth Schwartz, CPA, Joel S. Kanter and Gene Burleson. A seventh director is not being nominated for election at this time in order to leave a vacancy that the Board can elect to fill in connection with a future acquisition or financing transaction. Each elected director will hold office for a one-year term until the next annual stockholders meeting and until a successor is elected and has qualified, subject to earlier resignation, removal or death. The nominees’ biographies are on pages 7 and 8.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The six nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named in this proxy statement. Proxies cannot be voted for a greater number of persons than the six nominees named. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted by the proxy holders for the election of a substitute nominee proposed by the Corporate Governance and Nominating Committee. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Proposal 2—Ratification of Selection of Independent Auditors

The Audit Committee of the Company’s Board has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending September 30, 2006 and has further directed that management submit the selection of the Company’s independent auditors for ratification by its stockholders at the meeting. Ernst & Young LLP has audited the Company’s financial statements since 1998. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s bylaws or otherwise. However, the Audit Committee and the Board are submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The Board recommends a vote for ratification of the selection of Ernst & Young LLP as Prospect’s independent auditors for the fiscal year ending September 30, 2006.

Other Business

The Board knows of no other business to be considered at the meeting. However, if:

•       other matters are properly presented at the meeting, including at a reconvened meeting after any adjournment or postponement of the meeting, and

•       you have appropriately returned your proxy card as described above,

then Messrs. Terner and Schwartz will, with your proxy, vote your shares on those matters at their discretion.

ELECTION OF DIRECTORS

Biographies

Our certificate of incorporation provides for directors to be elected on an annual basis. Our bylaws provide that the Board will consist of no greater than seven nor less than three members, with the exact number of directors within this range to be fixed from time to time by the Board. Currently, the number of members constituting the Board has been fixed by the Board at seven.

The following sets forth information regarding the six nominees for director at the annual meeting.

Nominees

Jacob Y. Terner, M.D.   Jacob Y. Terner, M.D., 71, has served as our Chairman, Chief Executive Officer and a member of our Board of Directors since July 31, 1996. Dr. Terner is also the Chief Executive Officer and a Director of each of our management subsidiaries and is the Chief Executive Officer, President, Treasurer and a Director of each of our affiliated physician organizations except for AMVI/Prospect Health Network, which is a joint venture partner where Dr. Terner is Chief Executive Officer, President, Treasurer and a Director of one of the two general partners; Sierra Primary Care Medical Group, where Dr. Terner serves as Chief Executive Officer, Treasurer and a Director; and Nuestra Familia Medical Group, where Dr. Terner serves as Secretary and a Director. Dr. Terner held the position of Clinical Professor of Obstetrics and Gynecology at the University of Southern California, School of Medicine from 1972 to 2001. Dr. Terner is currently Emeritus Clinical Professor of Obstetrics and Gynecology. Dr. Terner also served as Chairman and Chief Executive Officer of Century MediCorp, Inc., a publicly-traded, integrated health-management organization from June 24, 1988 until its October 1992 merger with Foundation Health Corporation. Following this merger, Dr. Terner was named to Foundation’s Board of Directors and served as its Executive Vice President and as a Director until his resignation in December 1992. Dr. Terner is also a Director of Brotman Medical Center, Inc.

Catherine S. Dickson.   Catherine S. Dickson, 36, serves as our President and Chief Operating Officer, positions she has held since July 2003. In February 2004, Ms. Dickson was elected as a member of our Board of Directors. Ms. Dickson is also the President and Chief Executive Officer of Prospect Medical Systems. Prior to Ms. Dickson’s appointment as our President and Chief Operating Officer, Ms. Dickson served as Vice President of Contracting and Credentialing for Prospect Medical Systems since February 2000. Ms. Dickson has been with Prospect Medical Systems since January 1998. Ms. Dickson has significant experience across a broad range of managed care divisions, including contract negotiation and implementation, claims adjudication, eligibility, utilization management and credentialing. Before joining Prospect Medical Systems, Ms. Dickson served as an Associate Contract Administrator for Orange Coast Managed Care Services, Inc., the health care management company for the Sisters of St. Joseph Health Organization Independent Physician Association.

David Levinsohn.   David Levinsohn, 70, has served as a member of our Board of Directors since July 1996 and as a member of the Audit Committee of our Board of Directors since 1996. Mr. Levinsohn has been the President and Chief Executive Officer of Sherman Oaks Health Systems, Inc. d/b/a Sherman Oaks Hospital and Medical Center since March 1995. Prior to being named to those positions, Mr. Levinsohn served as the Chief Operating Officer of Sherman Oaks Health Systems since May 1994. From November 1993 to May 1994, Mr. Levinsohn was the Vice President of Encino Tarzana Medical Center. From 1989 until November 1993, Mr. Levinsohn was Executive Director of Sherman Oaks Hospital.

Kenneth Schwartz, CPA.   Kenneth Schwartz, 69, has served as a member of our Board of Directors since June 1998. Mr. Schwartz served as a Director of Deloitte & Touche LLP from December 1990 to

June 1998. Mr. Schwartz previously served as a member of the National Management Committee and Managing Partner of the Los Angeles office of Spicer & Oppenheimer.

Joel S. Kanter.   Mr. Kanter, 49, was elected as a member of our Board of Directors in February 2004. Mr. Kanter has been the President of Windy City, Inc., since 1986, a privately held investment. From 1995 to 1999, Mr. Kanter was the Chief Executive Officer and President of Walnut Financial Services, Inc., a publicly traded company (NMS:WNUT). Mr. Kanter’s past experience includes serving as a Legislative Assistant for former Congressman Abner J. Mikva (D-Illinois), Special Assistant to the National Association of Attorneys General, Staff Director of the House Rules Committee’s Subcommittee on Legislative Process and Managing Director of The Investors’ Washington Service. Mr. Kanter serves on the Board of Directors of Encore Medical Corporation (NMS: ENMC), I-Flow Corporation (NASDAQ: IFLO), Logic Devices Incorporated (NMS: LOGC), and Magna-Lab, Inc. (OTC Bulletin Board: MAGLA.OB). Mr. Kanter is also a Trustee at the Georgetown Day School (Washington, D.C.) and a past President of the Board of Trustees of The Langley School (McLean, Virginia).

Gene E. Burleson.   Mr. Burleson, 64, was selected by Spencer Trask, the placement agent for our 2004 preferred stock offering, as its designee to our Board of Directors, effective July 2004. Mr. Burleson served as Chairman of the Board of Directors of Mariner Post-Acute Network Inc., an operator of long-term care facilities from January 2000 to June 2002. Mr. Burleson also served as Chairman of the Board of Directors of Alterra Healthcare Inc., a developer and operator of assisted living facilities and is on the Board of Deckers Outdoor Corporation, Inc. In addition he is involved with several private health care companies as an investor and director. Mr. Burleson served as Chairman of the Board of GranCare Inc. from October 1989 to November 1997. Additionally, Mr. Burleson served as President and Chief Executive Officer of GranCare Inc. from December 1990 to February 1997. Upon completion of the merger of GranCare’s pharmacy operations with Vitalink Pharmacy Services Inc. in February 1997, he became Chief Executive Officer and a Director of Vitalink Pharmacy Services Inc. Mr. Burleson resigned as Chief Executive Officer and a director of Vitalink Pharmacy Services in August 1997. From June 1986 to March 1989 Mr. Burleson served as President, Chief Operating Officer and a director of American Medical International Inc. (“AMI”), an owner and operator of acute care hospitals. Based in London from May 1981 to June 1986, Mr. Burleson served as Managing Director of AMI’s international operations.

Terms of Office

Directors are elected annually by our stockholders and hold office until their successors are elected and qualified, or until their earlier resignation or removal. Our Board of Directors currently consists of six members.

In connection with a recent private offering, the placement agent was granted the right, until the second anniversary of the effective date of our Securities Act registration statement (July 27, 2005) to designate one person (the “Designee”) reasonably acceptable to us to serve, at the placement agent’s sole discretion, on our Board of Directors. Mr. Gene Burleson was selected as the Designee and now sits on our Board of Directors. He also serves as a member of the Compensation Committee to authorize stock option grants by our company; provided, however, that any proposed stock option grants by our company to senior management will also be subject to the specific approval of the Designee, which approval will not be unreasonably withheld or delayed.

Officers are elected by and serve at the discretion of our Board of Directors. They hold office until their successors are chosen and qualified, or until they resign or have been removed from office. The Board of Directors may appoint, or empower the Chief Executive Officer to appoint or terminate, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, and have such authority, and perform such duties as are provided in the Bylaws, or as the Board of Directors may from time to time determine.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Audit Committee.   The Audit Committee of our Board of Directors makes recommendations to management concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Mr. Schwartz is the Chairman of the Audit Committee, and Mr. Levinsohn, Mr. Kanter and Mr. Burleson serve as members of the Audit Committee.

Compensation Committee.   The Compensation Committee of our Board of Directors determines salaries and incentive compensation for our executive officers and administers our employee benefits plans. Mr. Burleson is Chairman of the Compensation Committee, and Mr. Levinsohn, Mr. Schwartz and Mr. Kanter serve as members of the Compensation Committee.

Corporate Governance and Nominating Committee.   The Corporate Governance and Nominating Committee identifies and recommends to the Board the nominees for election as directors at each annual meeting of stockholders, fills vacancies on the Board, develops and recommends to the Board corporate governance principles, and establishes evaluation procedures for the Board and its committees that conduct self-evaluation. Mr. Levinsohn serves as Chairman of the Corporate Governance and Nominating Committee. Mr. Kanter, Mr. Schwartz and Mr. Burleson serve as members of the Corporate Governance and Nominating Committee.

Steering Committee.   The Steering Committee has responsibility for overseeing and coordinating all internal control activities. Dr. Terner and Mike Heather, our Chief Financial Officer, serve as members of the Steering Committee.

Disclosure Committee.   The Disclosure Committee establishes disclosure controls and procedures in order to ensure that all public filings, announcements and other disclosures are made on an accurate, timely and complete basis. Dr. Terner, Ms. Dickson, Mr. Heather and Donna Vigil, our Vice President, Finance, serve as members of the Disclosure Committee.

Corporate Governance Guidelines

The American Stock Exchange recently adopted rules that require listed companies to adopt governance guidelines covering certain matters, including director qualifications and responsibilities, director independence, access to management personnel, management succession, director compensation, continuing education and annual performance evaluations of the Board and directors. On January 17, 2006, the Corporate Governance and Nominating Committee of the Board recommended that the Board approve Corporate Governance Guidelines that are consistent with the AMEX rules, which the Board approved on January 18, 2006. The management of Prospect, including its Chief Executive Officer, is not aware of any violation by Prospect of any AMEX corporate governance standard. A copy of the Corporate Governance Guidelines will be provided to any stockholder that requests it in writing. Requests should be addressed to Investor Relations, c/o Linda Hodges, Prospect Medical Holdings, Inc., at 400 Corporate Pointe, Suite 525, Culver City, CA 90230.

Lead Independent Director

The independent members of our Board of Directors have named Joel Kanter as Lead Independent Director in accordance with Corporate Governance Guidelines approved by the Corporate Governance and Nominating Committee of the Board. The Lead Independent Director’s duties include presiding at executive sessions of the Board’s independent directors and facilitating communication by stockholders and employees with the independent directors and facilitating communication between the independent directors and other members of the Board.

Independence Determinations

No director will be deemed to be independent unless the Board affirmatively determines that the director has no material relationship with Prospect, directly or as an officer, stockholder or partner of an organization that has a material relationship with Prospect. The Board consults with the Company’s legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in SEC rules and regulations and pertinent listing standards of the American Stock Exchange, as in effect from time to time.

In its annual review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships that any director may have with Prospect. As a result of its annual review, the Board has determined that all directors, with the exception of Dr. Terner and Ms. Dickson, are independent for AMEX purposes. Dr. Terner is not independent because he is the Chief Executive Officer of Prospect. Ms. Dickson is not independent because she is the President and Chief Operating Officer of Prospect.

The Company’s independent directors meet in regularly scheduled and ad hoc executive sessions at which only independent directors are present. The Lead Independent Director presides over the executive sessions. Persons interested in communicating with the independent directors with concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Prospect Medical Holdings, Inc., 400 Corporate Pointe, Suite 525, Culver City, CA 90230. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Lead Independent Director or to the Chair of the Audit, Compensation, or Corporate Governance and Nominating Committee.

Activities of the Board of Directors and its Committees

Our Board met a total of seven times in fiscal 2005. The Audit Committee met a total of eleven times, the Compensation Committee met a total of five times, and the Corporate Governance and Nominating Committee met one time during fiscal 2005. Each member of our Board attended 75% or more of all Board and applicable committee meetings held in fiscal 2005.

Prospect’s bylaws provide that committees of directors may be established by resolution adopted by the Board, with such powers and duties as may be prescribed by the Board, except for the power to amend the bylaws or adopt or recommend to stockholders any matter required to be submitted to stockholders for approval or that otherwise requires stockholder approval under Delaware law, which powers and authority are retained by the Board under the bylaws. In this connection, the Board has established the following committees: (i) Audit Committee, (ii) Compensation Committee, (iii) Corporate Governance and Nominating Committee, (iv) Steering Committee and (v) Disclosure Committee. Each of the committees has authority to engage legal counsel and other experts or consultants as it deems appropriate to carry out its responsibilities.

The Corporate Governance and Nominating Committee recommends directors for each committee and a majority of the Board selects the directors to serve on these committees.

Audit Committee

The Audit Committee assists the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of Prospect and its subsidiaries. The Audit Committee operates under a written charter adopted by the Board. Under its charter, the Audit Committee, among other things, is directed and has authority to:

•       Retain and terminate the Company’s independent auditors and to propose the independent auditors for ratification by the stockholders at the annual meeting of stockholders,

•       Review the scope, cost and results of the independent audit of the Company’s books and records,

•       Discuss the results of the annual audit and results of quarterly reviews of financial statements with management and the independent auditors and the adequacy of the Company’s accounting, financial and operating controls including the effectiveness of internal controls over financial reporting,

•       Review the performance of and assess the qualifications of the independent auditors and make annual recommendations to the Board regarding the appointment or removal of the independent auditors,

•       Monitor the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law,

•       Establish procedures as required by applicable law for the receipt, retention and treatment of complaints received by the Company regarding internal accounting controls or auditing matters,

•       Review the financial statements to be included in the Annual Report on Form 10-K, and other periodic and current reports,

•       Pre-approve all audit services and permitted non-audit services performed by the independent auditors and outsourced internal auditors,

•       Review Prospect’s financial plans and operating results,

•       Oversee Prospect’s internal audit programs,

•       Prepare or direct the preparation of the audit committee report to be included in the Company’s annual proxy statement,

•       Meet privately (without members of management present) and separately with each of the internal auditors and the independent auditors at least annually, and

•       Oversee the implementation of Prospect’s ethics program and adherence to our code of ethics.

Each member of the Audit Committee meets the independence requirements of the American Stock Exchange, the Securities Exchange Act of 1934, as amended, or the Exchange Act, and our Corporate Governance Guidelines. Each member of our Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The “audit committee financial expert” designated by the Board is Mr. Schwartz.

Compensation Committee

The Compensation Committee provides general oversight regarding the overall strategy, goals and objectives of our broad-based employee compensation and benefit plans and practices and provides specific oversight regarding the strategy, goals and objectives of our compensation and benefit plans applicable to senior executives and Employee Retirement Income Security Act, or ERISA, qualified employee benefit plans. The Compensation Committee operates under a written charter adopted by the Board. Under its charter, the Compensation Committee, among other things, is directed and has authority to:

•       Establish and periodically review Prospect’s senior executive compensation and benefits plans,

•       Periodically review Prospect’s senior executive incentive-compensation and equity-based plans,

•       Establish and review the compensation and benefits for the five most highly compensated executive officers, including the highest ranking employee executive of Prospect (the “principal executive officer”),

•       Evaluate annually the performance of the principal executive officer in light of the goals and objectives of Prospect’s executive compensation and benefit plans,

•       Produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement,

•       Administer the stock and other equity-based incentive compensation plans (other than the director plans, except to the extent empowered by the Board), and

•       Periodically review, on a general policy-level basis, Prospect’s various broad-based compensation plans and other employee benefit plans.

Each member of the Compensation Committee is a “non-employee director” as defined under Rule 16b-3 of the Exchange Act. Each member of the Compensation Committee is also an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee recommends to the Board individuals qualified to serve as directors and on committees of the Board and advises the Board with respect to Board composition, procedures and committees. The Corporate Governance and Nominating Committee also develops and recommends to the Board the corporate governance guidelines applicable to the Company and oversees the evaluation of the Board and management. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board, a copy of which may be viewed on the Company’s website at http://www.prospectmedicalholdings.com. Under its charter, the Corporate Governance and Nominating Committee, among other things, is directed and has authority to:

•       Establish criteria for selecting new directors,

•       Evaluate and recruit Board candidates, including candidates recommended by shareholders,

•       Review the performance and contributions of each committee and the Board as a whole, at least annually, and recommend areas of improvement to the Board,

•       Annually review the performance of each Board member to determine whether it is desirable for such Board members to continue to serve on the Board based upon the designated functional needs of the Board and any change in the responsibilities of a particular Board member,

•       Make recommendations to the Board regarding the need for any change in the Board representation or committee structure,

•       Recommend the establishment or elimination of committees and nominating members and chairs of committees,

•       Establish a selection process for new Board members and recommend to the Board director nominees for election by the stockholders or appointment by the Board, as the case may be,

•       Develop and recommend to the Board a set of corporate governance guidelines for the Company,

•       Establish and implement self-evaluation procedures for the Board and its committees, and

•       Periodically review with the Chairman of the Board and the Chief Executive Officer, the succession plans relating to positions held by senior executive officers of the Company and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being financially literate under SEC rules and regulations and American Stock Exchange listing standards, being over 21 years of age and having the highest personal integrity and ethics. The Corporate Governance and Nominating Committee will consider a candidate’s experience, knowledge, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities, among other factors, in assessing a candidate. The Committee retains the right to modify these qualifications from time to time. Director candidates are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In the case of incumbent directors, the Committee reviews each director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the director’s independence. In the case of new director candidates, the Committee also makes the initial determination of whether the nominee must be independent for AMEX purposes, which determination is based upon applicable AMEX listing standards, applicable SEC rules and regulations and the advice of legal counsel, if necessary. The Committee then compiles a list of potential candidates based on recommendations of incumbent directors and management and if deemed appropriate, with the assistance of a professional search firm. The Committee conducts any appropriate inquiries into the backgrounds and qualifications of possible candidates. The Committee then meets to discuss and consider such candidates’ qualifications and selects a nominee for recommendation to the Board by majority vote. To date, the Committee has not received or rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders. Stockholders who wish to recommend individuals for consideration by the Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Corporate Governance and Nominating Committee at the following address: 400 Corporate Pointe, Suite 525, Culver City, CA 90230, at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Code of Ethics

Based upon the advice and recommendation of the Audit Committee, the Board of Directors adopted a Financial Code of Ethics on January 18, 2006 that applies to our senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The financial code of ethics addresses conflicts of interest, corporate opportunities, confidentiality, protection and proper use of company assets, financial disclosure and reporting, maintenance of books and records and compliance with laws, rules and regulations. The Financial Code of Ethics is posted on our website at www.prospectmedicalholdings.com and is available in print to any stockholder that requests it in writing. Requests should be addressed to Investor Relations, c/o Linda Hodges, Prospect Medical Holdings, 400 Corporate Pointe, Suite 525, Culver City, CA 90230.

The Board of Directors has also adopted a Code of Business Conduct and Ethical Business Practice which applies to all officers, employees and directors of the Company. A copy of the Code of Business Conduct and Ethical Business Practice has been filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and may be viewed on the SEC’s website at http://www.sec.gov.

The Financial Code of Ethics and Code of Business Conduct and Ethical Business Practice contain written standards that are intended to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely, and understandable disclosure in reports and documents that Prospect files with, or submits to, the SEC and in other public communications made by Prospect; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of these standards to the Audit Committee or Corporate Compliance Officer; and accountability for adherence to these standards. A copy of the Code of Business Conduct and Ethical Business Practice has been filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and may be viewed on the SEC’s website at http://www.sec.gov.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows how much of our common stock is beneficially owned by directors, named executive officers (as set forth in the “Summary Compensation Table” below), directors and executive officers as a group and beneficial owners of more than 5% of our outstanding common stock known to us, as of the Record Date (January 25, 2006).

Amount and Nature of Shares Beneficially Owned

Name	Number of Shares Owned(1)	Right to Acquire(2)	Total Shares Beneficially Owned(3)	Percent of Class(4)
Kevin Kimberlin(5)	272,121	462,858	734,979	10.0
Spencer Trask Investment Partners, LLC(6)	66,667	372,939	439,606	6.1
Paul Amir, Trustee, Herta and Paul Amir Family Trust(7)	481,313	72,816	554,129	8.0
Karunyan Arulanatham, M.D.	342,817	137,285	480,102	6.8
Nelson Obus(8)	388,900	—	388,900	5.7
Sinnadurai E. Moorthy	302,363	87,377	389,740	5.6
Jacob Y. Terner, M.D(9).	547,702	976,149	1,523,851	19.4
Catherine S. Dickson	—	194,333	194,333	2.7
Mike Heather	—	300,000	300,000	4.2
R. Stewart Kahn	25,000	159,833	184,833	2.3
Donna Vigil	—	147,333	147,333	2.1
David A. Levinsohn	30,211	220,000	250,211	3.5
Kenneth Schwartz, CPA	30,000	160,000	190,000	2.7
Joel S. Kanter(10)	50,000	90,000	140,000	2.0
Gene E. Burleson	25,000	90,000	115,000	1.7
All Directors and Executive Officers as a Group (13 persons)(11)	1,084,030	2,797,265	3,881,295	40.1

(1)          Except as indicated otherwise, each holder has sole voting and investment power over the shares listed in the table, except to the extent they share that power with their spouse. Except as otherwise stated, the address of each person in the table is 400 Corporate Pointe, Suite 525, Culver City, CA 90230.

(2)          These are shares which the holders have the right to acquire within 60 days through the exercise of outstanding options or warrants. As such, the holders are deemed to beneficially own these shares even though they are not outstanding.

(3)          Total of shares in column one and column two.

(4)   Calculated based on a total of 6,876,328 shares outstanding on January 25, 2006.

(5)          Includes 66,667 shares of common stock and 372,939 shares of common stock issuable upon exercise of warrants held by Spencer Trask Investment Partners, LLC, 81,818 shares of common stock held by Spencer Trask Private Equity Fund I LP, 40,909 shares of common stock held by Spencer Trask Private Equity Fund II LP, 51,818 shares of common stock held by Spencer Trask Private Equity Accredited Fund III LLC, 30,909 shares of common stock held by Spencer Trask Illumination Fund LLC, and 89,919 shares of common stock issuable upon exercise of warrants held by Spencer Trask Ventures, Inc. Mr. Kimberlin’s address is 535 Madison Avenue, 18th Floor, New York, New York 10022.

(6)          Spencer Trask Investment Partners, LLC is an affiliate of Spencer Trask Ventures, Inc., which was the placement agent for Prospect’s private placement of Series A Convertible Preferred Stock that was completed on March 31, 2004. Spencer Trask Ventures, Inc. disclaims beneficial ownership of the shares held by Spencer Trask Investment Partners, LLC. Kevin Kimberlin exercises voting, investment and dispositive power over these securities.

(7)          Mr. Amir’s address is 8730 Wilshire Boulevard, Beverly Hills, California 90211.

(8)   Of this total, 74,300 shares are beneficially owned by Wynnefield Partners Small Cap Value, L.P. and 121,500 shares are beneficially owned by Wynnefield Partners Small Cap Value, L.P. I, and the 195,800 total shares held by these two limited partnerships are indirectly beneficially owned by Wynnefield Capital Management, LLC as general partner of the limited partnerships. Mr. Obus acts as the managing partner of Wynnefield Capital Management, LLC. Another 104,200 shares are beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd. and indirectly beneficially owned by the fund’s corporate manager, Wynnefield Capital, Inc., whose president is Mr. Obus. Another 88,900 shares are beneficially owned by Channel Partnership II, L.P. and are indirectly beneficially owned by Mr. Obus as the general partner of that limited partnership. The foregoing information is based on a Schedule 13G statement of beneficial ownership filed by these reporting persons as an affiliated group on December 19, 2005. The address of the reporting persons is 450 Seventh Avenue, Suite 509, New York, New York 10123.

(9)          Beneficial ownership of 81,407 shares of common stock is shared by Jacob Y. Terner and Sandra W. Terner as co-trustees of the Terner Family Trust.

(10)   Includes 50,000 shares of common stock as to which beneficial ownership is shared with the Kanter Family Foundation.

(11)                      In addition to the directors and executive officers named in this table, three other executive officers are included as members of this group. Such other executive officers hold 33,300 shares of common stock and have the right to acquire 322,332 shares of common stock through the exercise of outstanding options within the next 60 days.

Equity-Based Instruments Held by Management

The following table shows the equity-based instruments, other than common stock and restricted stock, held by our directors and executive officers as of January 25, 2006. This table includes the number of shares of our common stock underlying all stock options and warrants held by our directors and executive officers, including options and warrants not exercisable within 60 days.

Name	Exercise Price Range Per Share	Total Equity-Based Instruments Held(#)
Independent Directors
David Levinsohn	1.25-5.00	220,000
Kenneth Schwartz, CPA	3.00-5.00	160,000
Joel S. Kanter	4.86-5.00	90,000
Gene E. Burleson	4.86-5.00	90,000
Executive Officers
Jacob Y. Terner, M.D.	3.00-6.45	976,149
Catherine Dickson	3.00-6.45	194,333
Mike Heather	5.00	300,000
Donna Vigil	3.00-6.45	147,333
R. Stewart Kahn	3.00-6.45	159,833
All Directors and Executive Officers as a Group (13 persons)(1)	1.25-6.45	2,797,265

(1)          In addition to the directors and executive officers named in this table, four other executive officers are members of this group.

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total returns for Prospect’s common stock, the American Stock Exchange Index and the Health Care Plans Peer Group, each of which assumes an initial value of $100.

COMPARE CUMULATIVE TOTAL RETURN
AMONG PROSPECT MEDICAL HOLDINGS, INC.,
AMEX MARKET INDEX AND HEALTH CARE PLANS PEER GROUP

(1)          Prior to January 13, 2004, there was negligible trading in the Company’s stock. The Company’s stock traded on the Pink Sheets under the symbol PMHX until May 11, 2005, when it began trading on the American Stock Exchange under the symbol PZZ.

(2)          The Health Care Plans Peer Group comprises the following publicly traded managed care companies: Aetna, Inc., Amerigroup Corp., Centene Corp., CIGNA Corp., Coventry Health Care Inc, Hartville Group, Inc, Health Net, Inc., Humana, Inc., Maxicare Health Plans, Medco Health Solutions, Molina Healthcare, Omnicare Inc., Sierra Health Services, United HealthGroup, Inc., Wellcare Health Plans and Wellpoint, Inc.

(3)          Assumes $100 was invested on 1/13/04 in stock or index (including reinvestment of dividends), and a fiscal year ending September 30.

(4)   This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of Prospect’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

The tables and discussion below set forth information about the compensation of our Chief Executive Officer and our other named executive officers for each of the last three fiscal years.

				Long-term compensation awards
	Fiscal year			Shares
	ended	Annual Compensation		underlying
Name and principal position	September 30,	Salary	Bonus	options
Jacob Y. Terner, M.D.	2005	$250,000	$20,000	13,333
Chief Executive Officer	2004	$185,417	$0	40,000 (1)
	2003	$150,000	$5,000	35,000
Catherine Dickson	2005	$200,000	$20,000	11,458
President and Chief Operating Officer	2004	$142,958	$0	34,375
	2003	$101,667	$5,000	88,000
Mike Heather(2)	2005	$180,000	$20,000	0
Chief Financial Officer	2004	$75,000	$0	300,000
	2003	$0	$0	0
Donna Vigil(2)	2005	$150,000	$12,500	8,333
Vice President of Finance	2004	$133,792	$0	25,000
	2003	$130,000	$5,000	24,000
R. Stewart Kahn	2005	$145,000	$10,000	8,333
Executive Vice President	2004	$142,771	$0	25,000
	2003	$141,000	$5,000	24,000

(1)   Does not include options to purchase 800,000 shares of common stock that were granted to Dr. Terner, not as employee compensation, but as consideration for his personal guarantee of corporate obligations as described in “Certain Relationships and Related Transactions.”

(2)   Ms. Vigil served as Chief Financial Officer until April 2004, when she was named Vice President of Finance and Mike Heather was appointed Chief Financial Officer.

Option Grants in Last Fiscal Year

The table below sets forth information about option grants to our Chief Executive Officer and our other named executive officers during the last fiscal year ended September 30, 2005.

					Potential Realizable
		Percent			Value at
	Number of	of Total			Assumed Annual
	Securities	Options			(Compounded)
	Underlying	Granted to			Rates of Stock Price
	Options	Employees	Exercise		Appreciation
	Granted	in last	Price	Expiration	for the Option Term
Name	(#)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)
Jacob Y. Terner, M.D.	40,000	13%	6.45	11/9/09	71,281	157,512
Chief Executive Officer	13,333		4.97	9/30/10	18,308	40,455
Catherine Dickson	34,375	12%	6.45	11/9/09	61,257	135,362
President and COO	11,458		4.97	9/30/10	15,733	34,766
Mike Heather	0	0%
Chief Financial Officer
Donna Vigil(1)	25,000	8%	6.45	11/9/09	44,550	98,445
Vice President of Finance	8,333		4.97	9/30/10	11,442	25,284
R. Stewart Kahn	25,000	8%	6.45	11/9/09	44,550	98,445
Executive Vice President	8,333		4.97	9/30/10	11,442	25,284

(1)   Ms. Vigil served as Chief Financial Officer until April 2004, when she was named Vice President of Finance and Mike Heather was appointed Chief Financial Officer.

Aggregate Option Exercises and Fiscal Year-End Option Values

The following table shows, as to the individuals named in the Summary Compensation Table above, information about the year-end value of options and the value of unexercised options at that date. No options were exercised by these officers during the fiscal year ended September 30, 2005.

	Number of Securities Underlying Unexercised Options at September 30, 2005 (#)(2)	Value of Unexercised In-the-Money Options at September 30, 2005 ($)(1)
	(Exercisable/Unexercisable)	(Exercisable/Unexercisable)
Jacob Y. Terner, M.D.	1,078,333/0	$2,081,550/$0
Chief Executive Officer
Catherine Dickson	194,333/0	$129,035/$0
President and COO
Mike Heather	300,000/0	$0/$0
Chief Financial Officer
Donna Vigil	147,333/0	$177,300/$0
Vice President of Finance
R. Stewart Kahn	159,833/0	$201,925/$0
Executive Vice President

(1)   Using a stock price of $4.97 at September 30, 2005. This number is calculated by:

•  subtracting the option exercise price from our September 30, 2005 closing market price ($4.97 per share, as reported on the American Stock Exchange) to get the “average value per option,” and

•  multiplying the average value per option by the number of exercisable and unexercisable options.

The amounts in this column may not represent amounts that will actually be realized by the named executive officers.

(2)   Includes (i) options to purchase 800,000 shares of common stock that were granted to Dr. Terner, not as employee compensation, but as consideration for his personal guarantee of corporate obligations and (ii) options to purchase 150,000 shares of common stock whose term was scheduled to expire on October 15, 2002 but was extended to October 16, 2006 in August 2002.

Employment Agreements

We have an employment agreement with our Chief Executive Officer, Jacob Y. Terner, which has been extended for a three-year term that ends on August 1, 2008 and provides for compensation of $250,000 per year. The agreement further provides that if we terminate Dr. Terner’s employment without cause, we will be required to pay him $12,500 for each month of past service as our Chief Executive Officer, commencing as of July 31, 1996. Effective September 8, 2004, the Company’s maximum contingent obligation under this termination provision was frozen at $1,237,500.

We do not currently have a written employment agreement with any of our other executive officers, who are employed at will. However, our Board of Directors approved a payment to Ms. Dickson equal to six months of salary (equal to $100,000 at September 30, 2005) as a severance package in the event of her termination by us.

Director Compensation

Cash Compensation

Independent directors receive $750 for each meeting of our Board of Directors that they attend. The members of our Audit Committee and the Compensation Committee receive $375 for each committee meeting they attend. The Chairman of the Audit Committee also receives $12,000 annual compensation for service on that committee. Employees that serve as directors receive no compensation for their service as directors or committee members. All of our directors are eligible to receive options under our 1998 Stock Option Plan.

Stock Options

In fiscal 2005, each of our independent directors received two annual grants of nonqualified options to purchase 30,000 shares of our common stock, with an exercise price equal to 100% of the fair market value of our common stock on the grant date. These options were granted on September 14 and September 30, 2005 with exercise prices of $4.86 and $4.97 per share, respectively.

Equity Compensation Plan Information

The following table provides information as of the most recently completed fiscal year ended September 30, 2005 with respect to compensation plans and individual compensation arrangements under which equity securities of Prospect are authorized for issuance:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,885,863	$4.14	154,137
Equity compensation plans not approved by security holders	3,005,644	$3.58	0
Total	4,891,507	$3.80	154,137

Included in equity compensation plans approved by securities holders is our 1998 Stock Option Plan. Included in equity compensation plans not approved by security holders are employee stock options and warrants issued outside of our 1998 Stock Option Plan.

Stock Option Plan

We currently have one stock option plan, the 1998 Stock Option Plan (the “Plan”), although in the past, and most recently on April 19, 2004 as additional employment compensation to our Chief Financial Officer, Mike Heather, and on May 7, 2004 as compensation to our board members for service on the company’s Board of Directors, we have also granted non-qualified stock options outside the Plan. The purpose of the Plan is to provide incentives to attract retain and motivate eligible persons whose present and potential contributions are important to our success by offering them an opportunity to participate in our future performance through awards of stock options. Under the Plan, stock options may be granted to our directors, officers, employees, consultants, independent contractors and advisers, or those of our subsidiaries or affiliated physician organizations. We also use stock options as signing bonuses to attract key employees. By encouraging stock ownership, we seek to attract, retain and motivate such persons and to encourage them to devote their best efforts to our business and financial success.

As last amended, effective as of May 7, 2004, the Plan provides for a continuous pool of 2,040,000 shares of our common stock for allocation to previously issued and outstanding or exercised stock option awards under the Plan and future stock option grants under the Plan. Options which have terminated without being exercised, whether by forfeiture or otherwise, no longer have shares allocated to them and therefore do not count against the 2,040,000 pool amount.

The Plan is administered by the Compensation Committee of our Board of Directors. Management proposes option grants to the Compensation Committee, and the Compensation Committee may approve, reject or amend the proposed option grants. The Compensation Committee then presents the final proposed option grants to the entire Board of Directors for final approval.

Options granted under the Plan may be qualified incentive stock options or non-qualified stock options and each grant is evidenced by a written stock option agreement. The exercise price to be paid for shares upon exercise of each option granted under the Plan is determined by our Board of Directors at the time the option is granted, but may not be less than the fair market value of the stock, as determined on the date of grant. The maximum term of each option is ten years. The aggregate fair market value of shares of common stock with respect to which qualified incentive stock options are exercisable for the first time by any single optionee in any calendar year is limited to $100,000.

An option under the Plan terminates 90-days after the holder ceases to be employed by us, except in the case of death or disability. In the case of death or disability, the option may be exercised within twelve months by the holder or the holder’s legal representative, executor, administrator, legatee or heirs, as the case may be.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

The Compensation Committee of the Board of Directors is composed entirely of directors who have never served as officers of the Company and who meet the criteria for independence established by applicable law and the American Stock Exchange, Inc. The Committee is responsible for developing and adopting the Company’s executive compensation policies. In general, the compensation policies adopted by the Committee are designed (1) to attract and retain executives capable of leading the Company to meet its business objectives, and (2) to motivate the Company’s executives to enhance long-term stockholder value.

The Company’s compensation program consists of salary and performance-based bonuses and stock options. The overall executive compensation philosophy is based upon the premise that compensation should be aligned with and support the Company’s business strategy and long-term goals. The Company believes it is essential to maintain an executive compensation program that provides overall compensation competitive with that paid to executives with comparable qualifications and experience. The Committee develops its executive compensation program with reference to current data available regarding enterprises in the managed care markets. Actual compensation levels may be greater or less than the median levels depending upon annual and long-term performance by the Company and the particular individual.

Executive Officer Compensation

The Company’s executive officer compensation program is comprised of three primary components: base salary, annual incentive compensation in the form of cash bonuses, and long-term, equity-based incentive awards.

Base Salaries.   An executive officer’s base salary is determined by evaluating the responsibilities of the position held and the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to executive officers with comparable qualifications and responsibilities at other similarly situated companies.

Bonuses.   The Company pays bonuses to its executive officers based primarily upon the Company’s performance during the year, the performance of each executive officer and compensation survey information for executives employed within the Company’s market segment. In determining the incentive bonus amount paid to each executive officer, the Committee considers several factors, including the Company’s growth and the strength of financial position, and non-financial performance relating to overall Company improvements.

Long-term, Equity-Based Incentive Awards.   The general purpose of long-term awards, currently in the form of stock options, is to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Additionally, long-term awards foster the retention of executive officers and provide executive officers with an incentive to achieve superior performance over time. In approving stock option grants, the Committee bases its decision on each individual’s performance and potential to improve stockholder value. The Committee has broad discretion to determine the terms and conditions applicable to each option grant, including the vesting schedule and terms upon which the options may be exercised. Since the exercise price of each stock option must be at least equal to the market price of our common stock on the date of grant, the options do not become valuable to the holder unless our shares increase in market value above the price of the common stock on the date of grant and the executive officer remains with the Company through the applicable vesting period.

The Committee reviews and determines the chief executive officer compensation of Jacob Y. Terner, M.D. pursuant to the principles noted above. Specific consideration is given to Dr. Terner’s responsibilities and experience in the industry and compensation packages awarded to chief executive officers of other comparable companies. In addition, the Committee reviews and approves the annual compensation of the other executive officers of the Company.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits the tax deductions a public corporation may take for compensation paid to its executive officers named in its summary compensation table to $1 million per executive per year. This limitation applies only to compensation that is not considered to be performance-based. Based on fiscal year 2005 compensation levels, no such limits on the deductibility of compensation applied to any officer of the Company.

January 27, 2006
The Compensation Committee
Gene Burleson, Chair
David Levinsohn
Kenneth Schwartz, CPA
Joel S. Kanter

AUDIT COMMITTEE REPORT

The Audit Committee is composed of the four directors named below. Each member of the Committee is an independent director as defined under the listing standards of the American Stock Exchange. The Committee operates under a written charter. The Committee held eleven meetings in fiscal 2005. During these meetings, the Committee reviewed and discussed with management and Ernst & Young LLP, or E&Y, Prospect’s independent auditors, Prospect’s consolidated financial statements, including its audited consolidated financial statements for the year ended September 30, 2005, and financial reporting process, including the system of internal controls over financial reporting and significant accounting policies applied by Prospect. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of E&Y auditors. The Committee regularly meets in executive session with E&Y, with and without management present, to discuss the results of their examinations, evaluations of Prospect’s internal controls and the overall quality of Prospect’s financial reporting.

Management has primary responsibility for the financial statements and financial reporting process. Prospect’s independent auditors are responsible for expressing an opinion on the conformity of Prospect’s financial statements with U.S. generally accepted accounting principles. The Committee discussed with Prospect’s independent auditors the scope and plan for its audits. The Committee has discussed with E&Y the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). E&Y has provided the Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with E&Y its independence from Prospect. The Committee also considered the nature and scope of the non-audit services provided by E&Y to Prospect and the compatibility of these services with E&Y’s independence. In October 2003, the Committee adopted a policy to pre-approve all audit and permitted non-audit services to be performed by Prospect’s independent auditors.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in

Prospect’s Annual Report on Form 10-K for the year ended September 30, 2005. The Committee also appointed E&Y as Prospect’s independent auditors for 2005, and has recommended that such appointment be submitted to Prospect’s stockholders for ratification at the 2006 Annual Meeting of Stockholders.

January 27, 2006
The Audit Committee
Kenneth Schwartz, CPA, Chair
David Levinsohn
Joel S. Kanter
Gene Burleson

DISCLOSURE OF AUDITOR FEES

The following table represents aggregate fees billed to the Company for fiscal year ended September 30, 2005 and 2004 by Ernst & Young LLP, the Company’s principal accounting firm.

Name	2005	2004
Audit fees(1)	$327,000	$298,500
Audit related fees(2)	235,462	121,000
Tax fees(3)	0	40,230
Total fees	$562,462	$459,730

(1)          Primarily for the annual audit of the consolidated financial statements, quarterly reviews and stand-alone audits of subsidiaries.

(2)          Primarily for services provided in connection with financial statement audits of acquired entities, the Company’s Form 10 and Form S-1 registration statement filings, and advice on various accounting matters.

(3)          Primarily for corporate and business tax compliance and advice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has an employment agreement with our Chief Executive Officer, Jacob Y. Terner, which has been extended for a three-year term that ends on August 1, 2008 and provides for compensation of $250,000 per year. The agreement further provides that if we terminate Dr. Terner’s employment without cause, we will be required to pay him $12,500 for each month of past service as our Chief Executive Officer, commencing as of July 31, 1996. The contingent termination obligation was frozen at $1,237,500, effective September 8, 2004. Since the Company has not indicated any intention to terminate Dr. Terner, no such potential liability is accrued as of September 30, 2005.

Prospect Medical Group, Inc., or PMG, which is wholly owned by Dr. Terner, and whose accounts are consolidated in Prospect’s financial statements under EITF 97-2, maintains an intercompany account receivable due from Prospect. The intercompany receivable was created in connection with previous acquisitions. In the event that PMG is required by the HMO’s or regulatory agencies to maintain a positive tangible net equity and positive working capital, Dr. Terner has personally agreed to guarantee the intercompany account receivable due from Prospect up to a level sufficient to enable PMG to attain positive tangible net equity and working capital.

On June 1, 2003, in consideration for Dr. Terner’s personal guarantee and pledge, the Compensation Committee of the Board of Directors granted to Dr. Terner a six-year, non-qualified stock option to purchase 800,000 shares of common stock at $3.00 per share. During its term, Dr. Terner’s personal guarantee was supported through the pledge of certain of his personal assets. Dr. Terner agreed to maintain his personal guarantee and collateral in effect until PMG had positive tangible net equity. This personal guarantee arrangement was terminated by the Board of directors effective January 19, 2005.

We believe that the related party transactions described above were on terms at least as favorable as could have been obtained from unrelated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Securities Exchange Act of 1934, as amended, the Company’s directors, certain executive and other officers, and any person holding more than 10% of Prospect’s common stock are required to report their ownership and any changes in that ownership to the Securities and Exchange Commission, or SEC, and any exchange or quotation system on which our common stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure by directors, officers and 10% holders to file such reports on a timely basis. Based solely on a review of copies of reports furnished to the Company as filed with the SEC, we believe that our directors and officers have complied with the filing requirements applicable to them for the year ended September 30, 2005, with the exception that Joel S. Kanter inadvertently filed one report late relating to the automatic conversion of the Company’s Series A Convertible Preferred Stock, which had converted to common stock automatically by its terms without any action on Mr. Kanter’s part.

OTHER INFORMATION

Other Matters to Come Before the Annual Meeting

At the time this proxy statement was published, the Board of Directors knew of no other matters constituting a proper subject for action by the stockholders that would be presented at the 2006 Annual Meeting. However, the persons acting under proxies in the enclosed proxy card will vote at their discretion on any other matters that may properly come before the meeting.

Procedures for Stockholder Recommendations of Board Nominees and Stockholder Proposals

Communications.   Stockholder communications with the Board of Directors should be in writing, addressed to: Investor Relations, c/o Linda Hodges, 400 Corporate Pointe, Suite 525, Culver City, CA, 90230, and marked to the attention of the Board or any of its individual committees. Copies of all communications so addressed will be promptly forwarded to the chairman of the committee involved or, in the case of the communications addressed to the Board of Directors as a whole, to the Corporate Governance and Nominating Committee. In addition, stockholders interested in communicating directly with the Lead Independent Director or with any other non-management director may do so by writing to Prospect at the same address, and marked to the attention of the Lead Independent Director. The Lead Independent Director will review and distribute all stockholder communications he receives to the intended recipients and/or distribute to the full Board of Directors, as appropriate.

Recommendation and Nominations for Board Candidates.   The Corporate Governance and Nominating Committee will consider stockholder recommendations for Board of Directors candidates in accordance with the procedures described earlier under the heading “Corporate Governance and Nominating Committee.”

Proposals.   If you want us to consider including a proposal in our proxy statement next year, you must deliver it to Prospect’s Investor Relations department no later than October 17, 2006. Proposals should be submitted in writing to, Investor Relations, c/o Linda Hodges, 400 Corporate Pointe, Suite 525, Culver

City, CA 90230. Stockholders who want to submit proposals that are not to be included in our proxy statement for our 2006 annual meeting must do so by no later than December 31, 2006.

Incorporation by Reference

Filings made by Prospect with the SEC sometimes “incorporate information by reference.” This means Prospect is referring you to information that has been or will be filed with the SEC in a separate filing, so the information should be considered as part of the filing you are reading. Based on the SEC’s rules, the performance graph on page 17 of this proxy statement and the Compensation Committee Report on page 23 and the Audit Committee Report on page 24 specifically are not incorporated by reference into any other filings with the SEC.

Annual Report

A copy of Prospect’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 filed with the Securities and Exchange Commission is available without charge upon written request. Requests should be addressed to Investor Relations, c/o Linda Hodges, Prospect Medical Holdings, Inc., 400 Corporate Pointe, Suite 525, Culver City, CA 90230.

By order of the Board of Directors

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF
PROSPECT MEDICAL HOLDINGS, INC.

I.   Purpose.   The Audit Committee of the Board of Directors (the “Committee”) is designated by the Board of Directors of the Corporation (the “Board”) to oversee the accounting and financial reporting process of the Corporation and the audits of the financial statements of the Corporation. More specifically, the Committee will work with the Board in:

•        Monitoring the integrity of the Corporation’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•        Overseeing the independence and performance of the Corporation’s independent auditors and the performance of the Corporation’s internal audit function;

•        Engaging and/or replacing the Corporation’s auditor and approving any non-audit work performed by the Corporation’s auditor;

•        Scrutinizing annual and quarterly financial statements and disclosures.

In addition, the Committee is responsible for providing an avenue of communication between the independent auditors, and the Board, and the preparation of the report of audit committee required by the Securities and Exchange Commission (the “Commission”) to be included in the Corporation’s annual proxy statement.

The Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities, and, in connection therewith, it may contact the independent auditors, internal auditors or management of the Corporation. In addition, the Committee has the authority to retain, at the Corporation’s expense, special legal, accounting or other advisors or experts it deems necessary or appropriate in connection with the performance of its duties.

II.   Membership.   The Committee shall consist of at least three members, including a Chairperson (the “Chairperson”), comprised solely of “independent” directors as defined by the American Stock Exchange’s listing standards and Section 10A(m)(3) of the Exchange Act. The members of the Committee shall be appointed by the Board. The members shall serve one-year terms, they may be removed with or without cause at any time by the Board, or they may be reappointed by the Board. Each member of the Committee shall be financially literate and at least one member of the Committee must have the requisite accounting or related financial management experience and expertise to qualify as an “audit committee financial expert” as defined by the Commission. All vacancies on the Committee shall be filled by the Board. The Board shall designate one of the members as Chairperson. One or more members of senior management (CEO, COO, CFO or Executive Vice President) of the Corporation may attend Committee meetings, however, attendance of members of management at any meeting shall be for the purpose of facilitating the work of the Committee and the Committee may at its election meet in executive session without any members of management present.

III.   Meetings.   The Committee shall meet at least quarterly and as often as it determines appropriate to carry out its obligations under this Charter. The Committee shall meet periodically (but not less than annually) with management, the internal auditor(s) and the Corporation’s independent auditors in separate executive sessions. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditors to attend a Committee meeting or to meet with any members of, or consultants to, the Committee. Meetings of the Committee may be held in person or by telephone.

The Committee shall keep a separate book of minutes of their proceedings and actions. All meetings shall be at the call of the Chairperson. The Committee shall elect a Secretary to the Committee who shall give notice personally or by mail, telephone, facsimile or electronically to each member of the Committee of all meetings, not later than 12 noon of the day before the meeting, unless all of the members of the Committee in office waive notice thereof in writing at or before the meeting, in which case the meeting may be held without the aforesaid advance notice. A majority of the members of the Committee shall constitute a quorum for the transaction of business.

IV.   Authority and Responsibilities.   In addition to any other responsibilities which may be assigned from time to time by the Board, the Committee is responsible for and has authority to conduct the following matters:

Retention of Advisors

A.              The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.

B.               The Committee shall have the sole authority to retain and terminate the Corporation’s independent auditors and to propose the independent auditors for ratification by the shareholders at the Annual Meeting of Shareholders.

C.               The Committee shall approve the fees and terms of all audit engagements and shall pre-approve all auditing services and permitted non-audit services to be performed for the Corporation by the independent auditors (subject to de minimus exceptions described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to completion of the audit). The Committee shall establish policies and procedures for such approval and pre-approval. The Committee may, from time to time, delegate its authority to pre-approve non-audit services on a preliminary basis to one or more Committee members, provided that such designees present any such approvals to the full Committee at the next Committee meeting.

D.              The Committee shall review and approve the scope, staffing and time schedule of the independent auditors’ annual audit plan.

E.               The Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions and recommendations with respect to the independent auditors to the full Board at least annually. As part of such evaluation, at least annually, the Committee may:

1.                 obtain and review a report or reports from the Corporation’s independent auditors;

•   describing the independent auditors’ internal quality-control procedures;

•   describing any material issues raised by (1) the most recent internal quality-control review or peer review of the auditing firm, or (2) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues;

•   describing all relationships between the independent auditors and the Corporation; and

•   assuring that Section 10A of the Exchange Act has not been implicated;

2.                 review and evaluate the senior members of the independent auditor team(s), particularly the lead audit and review partners;

3.                 consider whether the lead audit or review partner should be rotated more frequently than is required by law, so as to assure continuing auditor independence;

4.                 actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the auditors’ objectivity and independence;

5.                 recommend that the Board take appropriate action in response to the independent auditors’ report to satisfy itself of the auditors’ independence; and

6.                 obtain the opinion of management and the internal auditors of the independent auditors’ performance.

F.                The Committee shall establish policies for the Corporation’s hiring of current or former employees of the independent auditors.

V.   Financial Statements, Disclosure and other Compliance Matters

A.              Prior to the filing of the Corporation’s Annual Reports on Form 10-K, the Committee shall review and discuss the audited financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management, the internal auditors and the independent auditors.

B.               Prior to the filing of the Corporation’s Quarterly Reports on Form 10-Q, the Committee shall review and discuss the Corporation’s quarterly financial statements with management, the internal auditors and the independent auditors.

C.               Prior to filing a report of the independent auditors with the Commission, the Committee shall discuss with the independent auditors:

1.                 all critical accounting policies and practices to be used;

2.                 all alternative treatments of financial information within generally accepted accounting principals that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor;

3.                 other material written communications between the independent auditors and management; and

4.                 all matters required to be discussed with the Committee by the independent auditors pursuant to Statement on Auditing Standards No. 61.

D.              The Committee shall review, in conjunction with management, the Corporation’s policies with respect to the Corporation’s earnings press releases and all financial information, such as earnings guidance, provided to analysts and rating agencies, including the types of information to be disclosed and the types of presentation to be made and paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information.

E.               The Committee shall, in conjunction with the Chief Executive Officer and Chief Financial Officer of the Corporation, review the Corporation’s internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

F.                The Committee shall review the Corporation’s policies and practices with respect to risk assessment and risk management, including discussing with management the Corporation’s major financial risk exposures and the steps that have been taken to monitor and control such exposures.

G.             The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding finance, accounting, internal accounting controls or auditing matters; And shall review any significant complaints regarding finance, accounting, internal accounting controls or auditing matters received pursuant to such procedures.

H.             The Committee shall prepare or direct the preparation of the audit committee report that Commission rules require to be included in the Corporation’s annual proxy statement.

I.                   The Committee shall meet privately (without members of management present) and separately with each of the internal auditors and the independent auditors, at least annually.

J.                  The Committee shall establish procedures for receipt, retention and treatment of complaints involving the Corporation’s finance, accounting, auditing and internal auditing controls and disclosure practices; and shall conduct any necessary inquiry into reported violations.

K.              The Committee may require the Corporation to adopt appropriate remedial measures to prevent an ongoing, or alleviate a past reported violation, and providing the Board, the Chief Executive Officer and the General Counsel notice of such requirements.

VI.   Reporting to the Board

A.              The minutes of each Committee meeting shall be submitted to the Board at the next regularly scheduled or special meeting of the Board. Reports to the Board shall be made at least annually and shall include, as necessary, a review of any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the qualifications, independence and performance of the Corporation’s independent auditors, and the performance of the internal audit function.

B.               At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation.

C.               The Committee shall periodically review and assess the adequacy of this Charter and recommend any proposed changes to the Board. This Charter may only be adopted, amended or repealed by the Board, upon recommendation by the Committee.

VII.   Legal Compliance and Ethics Oversight

A.              As part of the Board of Director’s role in establishing an ethical tone, the Committee shall advise the Board with respect to the Corporation’s Code of Business Conduct and Ethics (the “Code of Conduct”), and annually review and assess the adequacy of the Code of Conduct and recommend any proposed changes to the Board. In connection with this review and assessment, the Committee shall discuss with management, the Corporation’s independent auditor and General Counsel the Corporation’s procedures for monitoring compliance with the Code of Conduct.

B.               The Committee shall be responsible for receiving, addressing and responding to alleged violations of the Code of Conduct and other policies of the Corporation and complaints involving the Corporation’s accounting, auditing and internal auditing controls and disclosure practices.

C.               The Committee shall establish procedures for receipt, retention and treatment of complaints received by the Committee alleging violations of the Code of Conduct and other policies of the Corporation or involving the Corporation’s accounting, auditing and internal auditing controls and disclosure practices and will establish procedures for the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters, and procedures for their receipt, retention and treatment.

D.              The Committee shall serve as a QLCC (qualified legal compliance committee), which will be responsible for, among other things:

1.                 receiving reports by the Corporation’s attorneys of evidence of a material violation of the securities laws or breach of fiduciary duty or similar violations by the Corporation or its agents (a “Reported Violation”);

2.                 conducting any necessary inquiry into Reported Violations;

3.                 requiring the Corporation to adopt appropriate remedial measures to prevent an ongoing, or alleviate a past Reported Violation, and providing the Board, the Chief Executive Officer and the General Counsel notice of such remedial measures; and

4.                 notifying the Commission of the Reported Violation if it decides, by a majority vote, that the Corporation has failed to take any remedial measure that the QLCC has imposed upon the Corporation.

E.               The Committee shall review and ratify all significant related party transactions and potential conflict of interest situations.

VIII.   Miscellaneous

A.              The Committee shall perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, Bylaws and governing law, as the Committee deems necessary or appropriate.

B.               In performing its duties hereunder, the Committee shall at all times act in good faith in a manner consistent with the best interests of the Corporation and in stockholders, giving due consideration to the Corporation’s financial condition and its size relative to that of other publicly traded companies.

C.   There are limitations inherent in the Audit Committee’s Role.   It is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principals. This is the responsibility of management and the independent auditors of the Corporation. Furthermore, while the Committee is responsible for reviewing the Corporation’s policies and practices with respect to financial risk assessment and management, it is the responsibility of the Chief Executive Officer and senior management to determine the appropriate level of the Corporation’s exposure to risk.

PROSPECT MEDICAL HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jacob Y. Terner and Kenneth Schwartz as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Prospect Medical Holdings, Inc. held of record by the undersigned on January 25, 2006, at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 400 Corporate Pointe, Suite 525, Culver City, CA 90230, on March 22, 2006, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

PROSPECT MEDICAL HOLDINGS, INC.

March 22, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1.	Election of Six Directors:		2.	Ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending September 30, 2006	☐	☐	☐
NOMINEES
☐	FOR ALL NOMINEES	Jacob Y. Terner
Catherine S. Dickson
☐	WITHHOLD AUTHORITY	David Levinsohn
	FOR ALL NOMINEES	Kenneth Schwartz
Joel S. Kanter
☐	FOR ALL EXCEPT (See instructions below)	Gene E. Burleson

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder			Date:

Note:                    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.